Exhibit (d.5)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares Trust

(Amended as of June 22-23, 2016)

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2016

iShares Emerging Markets Infrastructure ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	July 31, 2017

iShares National Muni Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	June 30, 2021

iShares J.P. Morgan USD Emerging Markets Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.40%.	February 28, 2018

iShares MSCI ACWI ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2016

iShares MSCI ACWI ex U.S. ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2016

iShares Core MSCI Total International Stock ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2016

iShares Currency Hedged MSCI EAFE ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in iShares MSCI EAFE ETF (EFA), after taking into account any fee waivers by EFA, plus 0.03%.

November 30, 2020

iShares Currency Hedged MSCI Germany ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	December 31, 2020

iShares Currency Hedged MSCI Japan ETF

With respect to the Fund, an amount equal to the Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to the Fund’s investments in other series of iShares Trust and iShares, Inc., provided that the waiver be no greater than the Fund’s management fee (0.53%).

With respect to the Fund, an additional amount such that the Fund’s total annual fund operating expenses after fee waiver will be equal to the greater of Acquired Fund Fees and Expenses or 0.48%.

December 31, 2020

iShares Currency Hedged MSCI Eurozone ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Eurozone ETF (EZU).

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment EZU, after taking into account any fee waivers by EZU, plus 0.03%.

December 31, 2020

iShares Currency Hedged MSCI ACWI ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI ACWI ETF (ACWI).	November 30, 2020

	BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in ACWI, after taking into account any fee waivers by ACWI, plus 0.03%.	November 30, 2017

iShares Currency Hedged MSCI ACWI ex U.S. ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI ACWI ex U.S. ETF (ACWX).	November 30, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in ACWX, after taking into account any fee waivers by ACWX,plus 0.03%.

November 30, 2017
iShares Currency Hedged MSCI Australia ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Australia ETF (EWA).	December 31, 2020

	BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EWA, after taking into account any fee waivers by EWA, plus 0.03%.	December 31, 2017

iShares Currency Hedged MSCI Canada ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Canada ETF (EWC).	December 31, 2020

	BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EWC, after taking into account any fee waivers by EWC, plus 0.03%.	December 31, 2017

iShares Currency Hedged MSCI EAFE Small-Cap ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI EAFE Small-Cap ETF (SCZ).	November 30, 2020

	BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in SCZ, after taking into account any fee waivers by SCZ, plus 0.03%.	November 30, 2017

iShares Currency Hedged MSCI Mexico ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Mexico Capped ETF (EWW).	December 31, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EWW, after taking into account any fee waivers by EWW, plus 0.03%.

December 31, 2017
iShares Currency Hedged MSCI Spain ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Spain Capped ETF (EWP).

December 31, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EWP, after taking into account any fee waivers by EWP, plus 0.03%.

December 31, 2017
iShares Currency Hedged MSCI Switzerland ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Switzerland Capped ETF (EWL).

December 31, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EWL, after taking into account any fee waivers by EWL, plus 0.03%.

December 31, 2017
iShares Currency Hedged MSCI Italy ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Italy Capped ETF (EWI).

December 31, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EWI, after taking into account any fee waivers by EWI, plus 0.03%.

December 31, 2017
	In addition, with respect to the Fund, a reduction in the management of 0.03%.	December 31, 2017

iShares Currency Hedged MSCI South Korea ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI South Korea Capped ETF (EWY).

December 31, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EWY, after taking into account any fee waivers by EWY, plus 0.03%.

December 31, 2017
	In addition, with respect to the Fund, a reduction in the management of 0.03%.	December 31, 2017
iShares Currency Hedged MSCI United Kingdom ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI United Kingdom ETF (EWU).

December 31, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EWU, after taking into account any fee waivers by EWU, plus 0.03%.

December 31, 2017
	In addition, with respect to the Fund, a reduction in the management of 0.03%.	December 31, 2017
iShares Currency Hedged JPX-Nikkei 400 ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares JPX-Nikkei 400 ETF (JPXN).

July 31, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in JPXN, after taking into account any fee waivers by JPXN.

July 31, 2017
iShares Currency Hedged International High Yield Bond ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares International High Yield Bond ETF (HYXU).

February 29, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in HYXU, after taking into account any fee waivers by HYXU, plus 0.03%.

February 28, 2017
iShares Edge MSCI Min Vol EAFE Currency Hedged ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI EAFE Minimum Volatility ETF (EFAV).

November 30, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EFAV, after taking into account any fee waivers by EFAV, plus 0.03%.

November 30, 2017
iShares Edge MSCI Min Vol Global Currency Hedged ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI All Country World Minimum Volatility ETF (ACWV).

December 31, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in ACWV, after taking into account any fee waivers by ACWV, plus 0.03%.

December 31, 2017
iShares Edge MSCI Min Vol Europe Currency Hedged ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Europe Minimum Volatility ETF (EUMV).

November 30, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EUMV, after taking into account any fee waivers by EUMV, plus 0.03%.

November 30, 2017
iShares Currency Hedged MSCI Europe Small-Cap ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Europe Small-Cap ETF (IEUS).

November 30, 2020

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in IEUS, after taking into account any fee waivers by IEUS, plus 0.03%.

November 30, 2017
iShares Adaptive Currency Hedged MSCI EAFE ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in the iShares MSCI EAFE ETF (EFA), after taking into account any fee waivers by EFA, plus 0.03%.

November 30, 2020
iShares Adaptive Currency Hedged MSCI Eurozone ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Eurozone ETF (EZU).

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EZU, after taking into account any fee waivers by EZU, plus 0.03%.

December 31, 2020
iShares Adaptive Currency Hedged MSCI Japan ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in iShares MSCI Japan ETF (EWJ).

BFA has contractually agreed to reduce the management fee so that the management fee is equal to the Acquired Fund Fees and Expenses that would have been experienced by the Fund related to its investment in EZU, after taking into account any fee waivers by EWJ.

December 31, 2020
iShares Yield Optimized Bond ETF

With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.

February 28, 2019
iShares iBonds Mar 2016 Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2016 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2017 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2018 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2018 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2019 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2020 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2020 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2021 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2022 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2023 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2023 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2024 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Dec 2025 Term Corporate ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2016 Corporate ex-Financials ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2018 Term Corporate ex-Financials ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2020 Term Corporate ex-Financials ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares iBonds Mar 2023 Term Corporate ex-Financials ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares MSCI EAFE Minimum Volatility ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	November 30, 2016

iShares Human Rights ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.19%.	December 31, 2016

iShares Morningstar Multi-Asset Income ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.60%.	November 30, 2016

iShares GNMA Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies.	February 28, 2019

iShares MSCI Emerging Markets Latin America ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc., advised by BFA, or its affiliates.	December 31, 2018

iShares MSCI Emerging Markets Latin America ETF	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2018

iShares Core U.S. Aggregate Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	June 30, 2021

iShares Core Short-Term USD Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	February 28, 2019

iShares Core Total USD Bond Market ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	February 28, 2019

iShares Edge MSCI Multifactor Global ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust and iShares, Inc.	November 30, 2020

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares Core Conservative Allocation ETF	0.14%	November 30, 2016
iShares Core Moderate Allocation ETF	0.14%	November 30, 2016
iShares Core Growth Allocation ETF	0.14%	November 30, 2016
iShares Core Aggressive Allocation ETF	0.14%	November 30, 2016

ISHARES TRUST on behalf of each FUND By: /s/ Jack Gee Jack Gee Chief Financial Officer, iShares Trust	BLACKROCK FUND ADVISORS By: /s/ Deepa Damre Deepa Damre Managing Director

Dated: June 22-23, 2016

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]